Exhibit (c)(3)

Exhibit (c)(3)

Confidential

Project Alchemy

Board Presentation Materials

January 4, 2009

Confidential

Summary

Context: we must resolve our NA bottling system issues now

• Belief remains in the long-term attractiveness — and importance to P — of NAB

• Significant changes in NA LRB have challenged the bottler franchise model

• We have three options to address this: acquire B&A, merge B&A, restructure relationship

B&A acquisition is strategically compelling, with offensive and defensive benefits

• Delivers a leaner, simpler, more flexible system that holistically addresses our challenges

• Creates a genuinely advantaged system

• Provides ability to actively manage the portfolio and provides option value

• Is superior to remaining two options: both are limited in impact and pace

Deal synergies are clear and identifiable with potential for upside benefits

Financials work—synergies cover premium

Risks, concerns are manageable

Confidential Context

PAB remains an attractive, important part of P portfolio

Category is large, attractive where P leads

Profit margins in the mid-to-high teens – above most CPGs

Critical to retailers – high GMROI, key to shopping trip

Outside foodservice, P the leader

~$100B wholesale market, ~20B cases sold annually

Growth set to rebound

Long established history of growth

• 3% volume growth ‘90-‘08

• 5% value growth ‘90-‘08

Reasons to believe in a rebound

• People need to drink

• Input cost inflation stabilizing

• Functional drinks to spur growth

• Plans in place to slow CSD declines

~1%+ annual growth expected going forward

PAB Critical to P portfolio

Significant financial contributor. . .

• 31% of ‘07 NOPBT

• Own ~2/3 NA profit pool today

. . .with portfolio benefits

• Enhances non-NA beverage business (beverage ~40% of worldwide profits)

• Secures better portfolio economics in NA

$2.5B in NOPBT contribution to P portfolio

Confidential Context

Given current business environment, standard franchise model benefits limited for our System

Benchmarked franchise model benefits

Generates up-front cash

Financial benefits

Facilitates rapid growth

Lowers asset base, boosts returns

Allows focus on core competencies

Operational benefits

Taps into local knowledge, talent

Accesses owner / operator drive, effort

Post spin-off realization (early 2000s)

Current P realization (late 2000s)

Comments

P benefited at time of transaction, but this has played out

Category growth has slowed, and full geographic coverage of NA precludes further expansion

P ROIC enhanced by franchise structure, but redundant operations impacting returns

Initially realized focus benefits now offset by cost of negotiations, operation of parallel WHD system

Local knowledge becoming less important with rise of national acct.

Anchor bottlers are public companies

Substantial post spin-off benefits have largely played out

Confidential Strategic case

Recommendation: Acquire B&A

Create a leaner, simpler, more flexible System

In its end state (in 18-24 months), system would be:

Leaner: NewCo would have streamlined operations and would eliminate redundant back office support costs

Simpler: Business model would be largely simplified with all steps in the chain aligned (as opposed to focused on splitting a profit pool)

More flexible and agile: NewCo would be able to rapidly commercialize, react to advancements in manufacturing, and pursue different routes to market. Easier to deal with independent bottlers with P ownership of anchor bottlers.

A differentiated business system vs. KO with the prospect of structural competitive advantage

Confidential
Strategic case

Integration will greatly improve the issues with our model

Offers a dramatic step forward in our operating and strategic effectiveness

Category	Misalignments	Degree addressed
Topline	Innovation	✓✓ - System profit view will broaden innovation pipeline and speed commercialization
Customer	GTM flexibility	✓✓ - New flexibility to select optimal routes by product; potential to push dedicated selling / pick & pack / bundling across beverages and across P
	Reach and lift	✓ - Improved drop economics and focus...but issues with pure play ability to incubate remain
	"One face"	✓ - ~76% of volume consolidated improves service to national accounts and bundling across P...but still not 100%
Cost / organization	Capital	✓✓ - Ownership of platform enables control of investment decisions and pursuit of breakthroughs
	Redundancy	✓✓ - Mftg, distribution and support redundancies removed

5

Confidential Strategic case

Three-Year Stock Price History

3 Year Stock Prices

B A CCE

Time High Average Low High Low High Average Low

3 Months $29.29 $21.22 $16.49 $21.33 $17.91 $15.24 $16.92 $10.61 $7.74

6 Months 32.47 25.34 16.49 24.47 20.21 15.24 18.50 13.91 7.74

1 Year 41.74 29.80 16.49 33.61 23.13 15.24 26.83 18.42 7.74

2 Years 43.08 32.51 16.49 35.72 24.96 15.24 26.89 20.69 7.74

3 Years 43.08 32.24 16.49 35.72 24.15 15.24 26.89 20.57 7.74

$55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

01/06 05/06 09/06 01/07 05/07 09/07 01/08 05/08 08/08 12/08

3-Yr Avg: $32.24

(43% premium to current)

3-Yr Avg: $24.15

(19% premium to current)

3-Yr Avg: $20.57

(71% premium to current)

B

$22.51

A

$20.36

CCE

$12.03

B A CCE

Source: FactSet as of December 31, 2008.

Confidential

Deal synergies

~$200-300M in total annual deal synergies available

"Clear" synergies

Customer
- Integrated selling organizations

Cost / organization
- Supply chain – combined transport networks
- Back office – redundancy
- European integration – Spain, Turkey, E.Europe

$150M

Other potential synergies

Top-line
- Enhanced innovation
- Pricing alignment
- Enhanced marketing mix
- International topline

Cost / organization
- Cold fill manufacturing consolidation
- Increased SC flexibility
- Greater decision-making speed, focus

Customer
- Gatorade small format DSD
- Power of One
- Net revenue, cost mgmt
- GTM flexibility
- GTM focus
- "One face"

$50-150M

7

Confidential Deal financials

Deal financials work (I)

Valuation overview: Premium covered by current outlook and deal synergies

B A

($ per share) ($ per share) Assumptions / comments

Current stock price 22.51 20.36

Illustrative purchase price range 25.00 – 32.00 22.61 – 28.94

[+11.1% - 42.2%] [+11.1% - 42.2%]

Offer range of $3.6B – $4.8B for B, $1.7B - $2.1B for A (shares P does not own)

Public comparables 17.75 - 26.25 14.00 – 19.75

Multiple range 5.5-6.5x 2008E EBITDA

DCF (standalone) 27.25 – 33.75 22.75 – 27.50

Illustrative perpetuity growth 1.0-2.0%; 7.5% discount rate

DCF (including synergies) 40.75 32.00

$200M annual synergies allocated between B and A

Acquisition comparables1 39.00 - 47.50 28.25 - 34.00

Multiple range 8.0-9.0x 2008E EBITDA

Precedent squeezeout premiums 26.00 – 30.50 23.50 – 27.50

Premium range 15.0-35.0%

1. No U.S. comparable exists since market correction

Note: Projections for P, B and A compiled by P management

Source: Banker estimates

Confidential

Deal financials

Deal financials work (II)

Impact on P's financials: EPS accretive with manageable impact on growth, returns and leverage

Metrics	Pro forma	Comments
EPS longer-term accretion	$0.15 - $0.20	Deal is accretive to EPS beginning in first year
Growth (2009 - 2012) • Top-line growth • EBIT growth • EPS growth	 ~-50 bps comparable +100 bps	Transaction is accretive to EPS growth, neutral to EBIT growth and dilutive to top-line growth
Business mix (%) • Beverage / snack • Domestic / international	 55 / 45 60 / 40	Domestic v. international mix does not change materially, but mix shift to beverage decreases P's EBIT margins
EBIT margin	~-150 bps	
ROIC	-700 bps	ROIC decreases as a result of purchase accounting, but still above cost of capital and becomes more stable post transaction
Total debt / EBITDA	Initially up 0.5x; long-term flat	Credit statistics do not change materially given rating agencies already consolidate B and A on P bal. sheet

Note: Assumes annual synergies of $200M
Source: Banker estimates

Transaction provides IRR greater than cost of capital

9

Confidential

Risks and concerns

Risks, concerns about the deal are manageable

Risk

Execution

International

Category

Comments

• Deal has operational / financial risks…

• …as well as organizational / integration risks…

• …But can manage these with a rigorous PMI and strong, experienced leadership

• B&A intl portfolio in several markets with weak PI positions and mixed growth…

• …But we can take steps to mitigate this concern

• Category growth stalled in 2007 and declined in 2008…

• …But we remain confident in the category and the deal rationale

— Confident that LRB is attractive space and can return to low growth

— Deal about flexibility, restructuring & buying franchise rights, not hard assets

— Category challenges amplify need to restructure the system

Confidential
Risks and concerns

While a reversal from 10 years ago, it reflects the new circumstances of our business and category

	~1998		~2008
Situation	LRB growth at ~4-5%	→	LRB decline for first time ever
	Mix dominated by CSDs	→	Proliferation of NCBs, functional beverages with different economics
	DSD only route to market for beverage	→	Many routes to market for beverage
	Cold fill is predominant platform	→	Hot fill and other platforms growing in importance
	KO creating value through bottler refranchising activities	→	KO and CCE facing real alignment issues; potentially restructuring
Implications	Clear rationale for spin-off • Efficient execution via focus • Consolidate system, drive growth • Distinct investor offering		Original rationale has played out, and less relevant given changes in LRB

11

Confidential

Risks and concerns

Potential Issues to be Addressed

Issues

1. Potential for Short-term System Disruption

2. Investor Concerns

- Investment in lower growth / return sector; lowers ROIC

- Reversal of 1998 strategy

- Why not resolve like CCE / KO?

- Any other underlying NA Beverage issues motivating deal?

3. P Issues

- 2009 confidence / guidance

- Financial flexibility for future deals

- Integrating 100,000 person workforce

Responses

• Bottlers incented to perform during negotiations

• P integration experience and rigorous PMI process

• Aligned values / commitment to executional excellence

• Total P performance still strong within peer group (growth and returns)

• See page 11. Proactive decision based on current environment

• Does not address structural issues

• No. Focus is on enhancing long-term Beverage execution capability / system competitiveness

• Confidence in outlook (currency neutral). Will address in February

• Still have considerable flexibility. Credit ratings likely unaltered

• We are an operating culture with extensive operating capabilities / systems / processes. Bottlers have good relationships with unions

Confidential

Addendum – Detailed deal financials

Confidential

Addendum – Detailed deal financials

Current market statistics

P

Current Stock Price	$54.77
Diluted Shares (MM) (1)	1,574.993
Equity Value	**$86,262**
Enterprise Value (2)	**$92,048**
Adjusted Enterprise Value (3)	**$89,140**
Total Debt / 2008E EBITDA (2)	1.3x
S&P Rating	A+

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008E	9.6x	14.9x
2009E	9.3	14.6
2010E	8.7	13.3
2011E	8.0	12.1

P Management Estimates

Metrics	EBITDA	EPS
2008E	$9,320	$3.67
2009E	9,566	3.74
2010E	10,283	4.12
2011E	11,082	4.54

B

Current Stock Price	$22.51
Diluted Shares (MM) (1)	213.593
Equity Value	**$4,808**
Enterprise Value (2)	**$11,455**
P Overall Ownership (3)	37.6%
Value of P Equity Stake	**$1,809**
Value of Public Stake	**$2,999**
Total Debt / 2008E EBITDA (2)	3.2x
S&P Rating	A

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008E	6.3x	10.2x
2009E	6.4	10.2
2010E	6.1	9.2
2011E	5.8	8.3

P Management Estimates

Metrics	EBITDA	EPS
2008E	$1,818	$2.21
2009E	1,788	2.20
2010E	1,873	2.45
2011E	1,960	2.71

A

Current Stock Price	$20.36
Diluted Shares (MM) (1)	127.752
Equity Value	**$2,601**
Enterprise Value (2)	**$4,834**
P Overall Ownership (3)	42.4%
Value of P Equity Stake	**$1,100**
Value of Public Stake	**$1,502**
Total Debt / 2008E EBITDA (2)	3.0x
S&P Rating	A

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008E	6.6x	10.9x
2009E	6.8	10.8
2010E	6.3	9.6
2011E	6.0	8.7

P Management Estimates

Metrics	EBITDA	EPS
2008E	$729	$1.87
2009E	716	1.88
2010E	764	2.11
2011E	808	2.33

Note: Dollars in millions, except per share amounts. Prices as of December 31, 2008.
(1) Diluted shares accounted for under the treasury stock method.
(2) Debt, cash, minority interest and preferred stock balances as of 10-Q filed for period ending September 2008. P leverage based on system debt and EBITDA.
(3) P's adjusted enterprise value excludes P's ownership in B and A. Assumes P owns 70.2 million basic B shares and 6.6% direct interest in Bottling LLC and owns 54.0 million basic A shares per P's management guidance.

14

Confidential Addendum—Detailed deal financials

B—preliminary valuation overview

$50.00

40.00

30.00

20.00

10.00

0.00

$42.02

$15.78

$38.00

$18.00

$26.25

$17.75

$40.75

(with synergies) (2)

$33.75

$27.25

$47.50

$39.00

$30.50

$26.00

Current:

$22.51

Methodology:

Key Assump.:

52-Week Trading Range(1)

Low—High

$15.78—$42.02

Analyst

Price Targets

Low—High

$18.00—$38.00

Public

Comparables

Multiple Range

5.5x—6.5x

2008E EBITDA

$1,818

DCF

Perpetuity Growth(3)

Illustrative Perp. Growth

1.0%—2.0%

Illustrative Discount Rate

7.5%

Acquisition

Comparables (4)

Multiple Range

8.0x—9.0x

2008E EBITDA

$1,818

Precedent

Squeezeout Premiums

Premium Range

15.0%—35.0%

Note: Dollars in millions, except per share amounts. Share prices rounded to the nearest $0.25, except for 52-week trading range. B financials based on P management guidance. Assumes 213.6 million diluted shares and net debt of $6.6 billion ($5.8 billion of debt, $1.4 billion of minority interest and $0.5 billion of cash) per September 2008 10-Q.

(1) Represents intraday prices.

(2) Synergies allocated between B and A based on contribution to 2008E EBITDA.

(3) Excludes estimated after-tax pension liability of $417 million. If included in the valuation, implied equity value per share of $25.25 to $32.00 at 7.5% discount rate. (4) No U.S. comparable exists since market correction.

Confidential Addendum—Detailed deal financials

A - preliminary valuation overview

$60.00

50.00

40.00

30.00

20.00

10.00

0.00

$34.50

$14.51

$30.00

$15.00

$19.75

$14.00

$32.00

(with synergies) (2)

$27.50

$22.75

$34.00

$28.25

$27.50

$23.50

Current:

$20.36

Methodology:

Key Assump.:

52-Week Trading Range(1)

Low - High

$14.51 - $34.50

Analyst

Price Targets

Low - High

$15.00 - $30.00

Public Comparables Multiple Range

5.5x - 6.5x 2008E EBITDA $729

DCF

Perpetuity Growth (3)

Illustrative Perp. Growth

1.0% - 2.0% Illustrative Discount Rate

7.5%

Acquisition

Comparables(4)

Multiple Range

8.0x - 9.0x 2008E EBITDA $729

Precedent Squeezeout Premiums Multiple Range

15.0% - 35.0%

Note: Dollars in millions, except per share amounts. Share prices rounded to the nearest $0.25, except for 52-week trading range. A financials based on P management guidance. Assumes 127.8 million diluted shares and net debt of $2.2 billion ($2.2 billion of debt, $0.3 billion of minority interest and $0.3 billion of cash) per September, 2008 10-Q.

(1) Represents intraday prices.

(2) Synergies allocated between B and A based on contribution to 2008E EBITDA.

(3) Excludes estimated after-tax pension liability of $83 million. If included in the valuation, implied equity value per share of $22.25 to $26.75 at 7.5% discount rate.

(4) No U.S. comparable exists since market correction.

Confidential Addendum – Detailed deal financials

Acquisition pricing matrix

Assumed B Offer Price

Assumed A Offer Price at Consistent Premium

Offer Price $25.00 $26.00 $27.00 $28.00 $29.00 $30.00 $31.00 $32.00 $22.61 $23.52 $24.42 $25.33 $26.23 $27.13 $28.04 $28.94

Implied Premium to Current (1) 11.1% 15.5% 19.9% 24.4% 28.8% 33.3% 37.7% 42.2% 11.1% 15.5% 19.9% 24.4% 28.8% 33.3% 37.7% 42.2%

vs. 52-Week High (2) (40.5%)(38.1%)(35.7%)(33.4%)(31.0%)(28.6%)(26.2%)(23.8%)(34.5%)(31.8%)(29.2%)(26.6%)(24.0%)(21.3%)(18.7%)(16.1%)

vs. 30-Day Average (3) 30.9% 36.2% 41.4% 46.6% 51.9% 57.1% 62.4% 67.6% 26.3% 31.4% 36.4% 41.5% 46.5% 51.6% 56.6% 61.7%

vs. 20-Day Average (4) 25.7% 30.7% 35.7% 40.8% 45.8% 50.8% 55.9% 60.9% 20.6% 25.4% 30.2% 35.0% 39.9% 44.7% 49.5% 54.3%

Implied Offer Value $5,340 $5,573 $5,814 $6,054 $6,295 $6,535 $6,776 $7,016 $2,892 $3,009 $3,126 $3,242 $3,359 $3,476 $3,593 $3,710

Implied Offer Value for Public Shares (5)

$3,586 $3,749 3,919 4,089 4,260 4,430 4,600 4,771 1,671 1,739 1,807 1,875 1,943 2,011 2,079 2,146

Implied Trans. Value 11,987 12,220 12,461 12,701 12,942 13,182 13,423 13,663 5,125 5,242 5,359 5,475 5,592 5,709 5,826 5,943

2008E EV/EBITDA 6.6x 6.7x 6.9x 7.0x 7.1x 7.3x 7.4x 7.5x 7.0x 7.2x 7.3x 7.5x 7.7x 7.8x 8.0x 8.1x

2009E EV/ EBITDA 6.7 6.8 7.0 7.1 7.2 7.4 7.5 7.6 7.2 7.3 7.5 7.6 7.8 8.0 8.1 8.3

2009E P/E 11.4 11.8 12.3 12.7 13.2 13.6 14.1 14.5 12.0 12.5 13.0 13.5 14.0 14.4 14.9 15.4

Notes: Dollars in millions, except per share data.

(1) B closing share price of $22.51 as of December 31, 2008. A closing share price of $20.36 as of December 31, 2008.

(2) B 52-Week intra-day high of $42.02 on January 10, 2008. A 52-Week intra-day high of $34.50 on December 31, 2007.

(3) B 30-Day average price of $19.09 as of December 31, 2008. A 30-Day average price of $17.90 as of December 31, 2008.

(4) B 20-Day average price of $19.89 as of December 31, 2008. A 20-Day average price of $18.76 as of December 31, 2008.

(5) Assumes P owns 70.2 million basic B shares and 6.6% direct interest in Bottling LLC and owns 54.0 million basic A shares per P’s management guidance.

Confidential Addendum – Detailed deal financials

Recommended transaction structure

Recommend that P leave flexibility to negotiate on multiple topics

Price

Consideration Mix

Pricing of Stock Consideration

Conditionality

Structure

Key Conditions

Other

• Start at same premium

• 50% cash / 50% stock

• Strip

• Fixed exchange ratio

• Cross conditional with respect to both B and A

• “Forward triangular” merger structure for both acquisitions

- Receipt of stock by B’s and A’s shareholders (other than certain shares held by P) will be tax-free if 40% of consideration is stock (P’s current ownership in B and A counts toward 40% requirement)

- Will likely require amendment from bank to maintain current B and A credit facilities ($1.8bn total); expected to be easily obtained

- All bonds expected to roll over

• Confirmatory financial, business and legal due diligence

• Subject to Special Committee approval

• HSR approval

• Indicate in offer that P would not support another transaction (“not a seller here”)

• Leave flexibility to increase and differentiate (B currently at lower multiple)

• Ability to go to 100% cash and create synthetic 50% cash / 50% stock via reduction in share buyback

• Flexibility to change to election mechanism

• Flexibility to change to fixed price, with collar